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Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP
OF
BUCKEYE GP HOLDINGS L.P.

          This Certificate of Limited Partnership, dated March 27, 2006, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the "Act") to form a limited partnership under the Act.

          1.    Name.    The name of the limited partnership is Buckeye GP Holdings L.P.

          2.    Registered Office; Registered Agent.    The address of the registered office required to be maintained by Section 17-104 of the Act is:

    The Corporation Trust Company
    1209 Orange Street
    Wilmington, DE 19801

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

    The Corporation Trust Company
    1209 Orange Street
    Wilmington, DE 19801

          3.    General Partner.    The name and the business address of the sole general partner are:

    MainLine Management LLC
    5 Radnor Corporate Center
    Suite 500
    100 Matsonford Road
    Radnor, PA 19087

          EXECUTED as of the date written first above.

MainLine Management LLC
By:	/s/ STEPHEN C. MUTHER
Stephen C. Muther Senior Vice President-Administration, General Counsel and Secretary

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CERTIFICATE OF LIMITED PARTNERSHIP OF BUCKEYE GP HOLDINGS L.P.